NEWS RELEASE
FOR IMMEDIATE RELEASE
April 29, 2026

Entergy reports first quarter 2026 financial results
Company affirms 2026 guidance, raises longer-term outlooks

NEW ORLEANS – Entergy Corporation (NYSE: ETR) reported first quarter 2026 earnings per share of 83 cents on an as-reported basis and 86 cents on an adjusted (non-GAAP) basis.
“It’s shaping up to be another exciting year,” said Drew Marsh, Entergy Chair and Chief Executive Officer. “We announced another major hyperscale agreement in Louisiana that includes an additional estimated $2 billion of savings for retail customers consistent with our Fair Share Plus pledge. The fundamentals of our company have never been stronger, and we continue to work diligently to deliver real value to our stakeholders.”

Business highlights included the following:
•Entergy updated its four-year capital plan and adjusted EPS outlooks.
•The PUCT approved an update to E-TX’s TCRF rate.
•E-TX submitted a GCRR filing to place OCAPS investment in rates.
•The APSC approved E-AR’s 600 MW Arkansas Cypress Solar with 350 MW of battery storage.
•E-LA submitted an application for approval under the LPSC’s Lightning Initiative for investments proposed in connection with a new 20-year electric service agreement with Evest LLC, a subsidiary of Meta Platforms, Inc.
•E-MS filed its annual formula rate plan.
•E-AR submitted its base rate case and Generating Arkansas Jobs Act rider filings.
•The state of Mississippi passed legislation to enable securitization to finance winter storm Fern restoration costs.
•Entergy marked 25 years of giving through the Environmental Initiative Fund investing nearly $45 million in environmentally beneficial projects and programs since inception.

Table of contents	Page
News release Table of appendices and financial statements A: Consolidated results and adjustments B: Earnings variance analysis C: Utility operating and financial measures D: Consolidated financial measures E: Definitions and abbreviations and acronyms F: Other GAAP to non-GAAP reconciliations Financial statements	1 6 7 10 12 13 14 16 18

Entergy reports first quarter 2026 financial results
April 29, 2026

Consolidated earnings (GAAP and non-GAAP measures)
First quarter 2026 vs. 2025 (See Appendix A for reconciliation of GAAP to non-GAAP measures and description of adjustments)
	First quarter
	2026	2025	Change
(After-tax, $ in millions)
As-reported earnings	385	361	24
Less adjustments	(14)	-	(14)
Adjusted earnings (non-GAAP)	399	361	38
Estimated weather impact	(10)	22	(32)

(After-tax, per share in $)
As-reported earnings	0.83	0.82	0.01
Less adjustments	(0.03)	-	(0.03)
Adjusted earnings (non-GAAP)	0.86	0.82	0.04
Estimated weather impact	(0.02)	0.05	(0.07)

Calculations may differ due to rounding

Consolidated results
For first quarter 2026, the company reported earnings of $385 million, or 83 cents per share, on an as-reported basis, and earnings of $399 million, or 86 cents per share on an adjusted basis. This compared to first quarter 2025 earnings of $361 million, or 82 cents per share, on an as-reported and an adjusted basis.
Summary discussions of results by business follow. Additional details, including information on operating cash flow by business, are provided in Appendix A. Appendix B provides a more detailed analysis of earnings per share variances by business.
Business results
Utility
For first quarter 2026, the Utility business reported earnings attributable to Entergy Corporation of $540 million, or $1.17 per share, on an as-reported and an adjusted basis. This compared to first quarter 2025 earnings of $490 million, or $1.11 per share, on an as-reported and an adjusted basis.
The primary drivers for the quarter’s earnings increase included the net effect of regulatory actions across the operating companies and return on construction work in progress for certain utility plant investments.

These drivers were partially offset by higher interest expense as well as higher depreciation and amortization.

On a per share basis, first quarter 2026 results reflected higher diluted average number of common shares outstanding primarily due to the settlement of equity forwards in 2025 and 2026 as well as the dilutive effect of an increase in the stock price on unsettled equity forwards.
Appendix C contains additional details on Utility operating and financial measures.
Parent & Other
For first quarter 2026, Parent & Other reported a loss attributable to Entergy Corporation of $(155 million), or (34) cents per share, on an as-reported basis, and a loss of $(141 million), or (31) cents per

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Entergy reports first quarter 2026 financial results
April 29, 2026

share on an adjusted basis. This compared to a first quarter 2025 loss of $(129 million), or (29) cents per share, on an as-reported and an adjusted basis.
First quarter 2026 results included an $(18 million) ($(14 million) after tax) non-cash impairment charge related to the expected sale of a non-utility business interest in the Independence power plant (considered an adjustment and excluded from adjusted earnings). Higher interest expense was also a driver for the quarter.
On a per share basis, first quarter 2026 results reflected higher diluted average number of common shares outstanding (see details in Utility section).
Earnings per share guidance
Entergy affirmed its 2026 adjusted earnings per share guidance range of $4.25 to $4.45. See the earnings call presentation for additional details.
The company has provided 2026 earnings guidance with regard to the non-GAAP measure of adjusted earnings per share. This measure excludes from the corresponding GAAP financial measure the effect of adjustments as described in the “Non-GAAP financial measures” section. The company has not provided a reconciliation of such non-GAAP guidance to guidance presented on a GAAP basis because it cannot predict and quantify with a reasonable degree of confidence all of the adjustments that may occur during the period. Potential adjustments include, among other things, certain significant income tax items, certain items recorded as a result of regulatory settlements or decisions, and certain unusual costs or expenses.
Earnings teleconference
A teleconference will be held at 10:00 a.m. Central Time on Wednesday, April 29, 2026, to discuss Entergy’s quarterly earnings announcement and the company’s financial performance. The teleconference may be accessed by visiting Entergy’s website at investors.entergy.com/investors/events-and-presentations or by dialing 888-440-4149, conference ID 9024832, no more than 15 minutes prior to the start of the call. The earnings call presentation is also being posted to Entergy’s website concurrent with this news release. A replay of the teleconference will be available on Entergy’s website at investors.entergy.com/investors/events-and-presentations and by telephone. The telephone replay will be available through May 6, 2026, by dialing 800-770-2030, conference ID 9024832.
Entergy (NYSE: ETR) generates, transmits and distributes electricity to power life for more than 3 million customers through our operating companies in Arkansas, Louisiana, Mississippi and Texas. We’re focused on keeping costs for our customers as low as possible while providing reliable energy that our communities count on. We’re also investing in growth for the future with a more resilient, cleaner energy system that includes modern natural gas, nuclear and renewable energy generation. As a nationally recognized leader in sustainability and corporate citizenship, we deliver more than $100 million in economic benefits each year to the communities we serve through philanthropy, volunteerism and advocacy. Entergy is a Fortune 500 company headquartered in New Orleans, Louisiana, and has approximately 12,000 employees. Learn more at Entergy.com and connect with @Entergy on social media.
Entergy Corporation’s common stock is listed on the New York Stock Exchange and NYSE Texas under the symbol “ETR”.
Details regarding Entergy’s results of operations, regulatory proceedings, and other matters are available in this earnings release, a copy of which will be filed with the SEC, and the earnings call presentation. Both documents are available on Entergy’s Investor Relations website at investors.entergy.com/investors/events-and-presentations.

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Entergy reports first quarter 2026 financial results
April 29, 2026

Entergy maintains a web page as part of its Investor Relations website entitled Regulatory and other information, which provides investors with key updates on certain regulatory proceedings and important milestones on the execution of its strategy. While some of this information may be considered material information, investors should not rely exclusively on this page for all relevant company information.
For definitions of certain operating measures, as well as GAAP and non-GAAP financial measures and abbreviations and acronyms used in the earnings release materials, see Appendix E.
Non-GAAP financial measures
This news release contains non-GAAP financial measures, which are generally numerical measures of a company’s performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. Entergy has provided quantitative reconciliations within this news release of the non-GAAP financial measures to the most directly comparable GAAP financial measures.
Entergy reports earnings using the non-GAAP measure of adjusted earnings, which excludes the effect of certain “adjustments”. Adjustments are unusual or non-recurring items or events or other items or events that management believes do not reflect the ongoing business of Entergy, such as significant income tax items, certain items recorded as a result of regulatory settlements or decisions, and certain unusual costs or expenses. In addition to reporting GAAP earnings on a per share basis, Entergy reports its adjusted earnings on a per share basis. These per share measures represent the applicable earnings amount divided by the diluted average number of common shares outstanding for the period.
Management uses the non-GAAP financial measures of adjusted earnings and adjusted earnings per share for, among other things, financial planning and analysis; reporting financial results to the board of directors, employees, owners, and analysts; and internal evaluation of financial performance. Entergy believes that these non-GAAP financial measures provide useful information to investors in evaluating the ongoing results of Entergy’s business, comparing period to period results, and comparing Entergy’s financial performance to the financial performance of other companies in the utility sector.
Other non-GAAP measures, including adjusted ROE, adjusted ROE excluding affiliate preferred, FFO to adjusted debt, gross liquidity, net liquidity, adjusted Parent debt to total adjusted debt, adjusted debt to adjusted capitalization, and adjusted net debt to adjusted net capitalization are measures Entergy uses internally for management and board of directors discussions and to gauge the overall strength of its business. Entergy believes the above data provides useful information to investors in evaluating Entergy’s ongoing financial results and flexibility and assists investors in comparing Entergy’s credit and liquidity to the credit and liquidity of others in the utility sector. These metrics are defined in Appendix E.
These non-GAAP financial measures reflect an additional way of viewing aspects of Entergy’s operations that, when viewed with Entergy’s GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting Entergy’s business. These non-GAAP financial measures should not be used to the exclusion of GAAP financial measures. Investors are strongly encouraged to review Entergy’s consolidated financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. Although certain of these measures are intended to assist investors in comparing Entergy’s performance to other companies in the utility sector, non-GAAP financial measures are not standardized; therefore, it might not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

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Entergy reports first quarter 2026 financial results
April 29, 2026

Cautionary note regarding forward-looking statements
In this news release, and from time to time, Entergy Corporation makes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, among other things, statements regarding Entergy’s 2026 adjusted earnings per share guidance; financial and operational outlooks; industrial load growth outlooks; statements regarding its resilience plans, goals, beliefs, or expectations; and other statements of Entergy’s plans, goals, beliefs, or expectations included in this news release. Readers are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date of this news release. Except to the extent required by the federal securities laws, Entergy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
Forward-looking statements are subject to a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements, including (a) those factors discussed elsewhere in this news release and in Entergy’s most recent Annual Report on Form 10-K, any subsequent Quarterly Reports on Form 10-Q, and Entergy’s other reports and filings made under the Securities Exchange Act of 1934; (b) uncertainties associated with (1) rate proceedings, formula rate plans, and other cost recovery mechanisms, including the risk that costs may not be recoverable to the extent or on the timeline anticipated by the utilities and (2) implementation of the ratemaking effects of changes in law; (c) uncertainties associated with (1) realizing the benefits of its resilience plan, including impacts of the frequency and intensity of future storms and storm paths, as well as the pace of project completion and (2) efforts to remediate the effects of major storms and recover related restoration costs; (d) risks associated with operating nuclear facilities, including plant relicensing, operating, and regulatory costs and risks; (e) changes in decommissioning trust values or earnings or in the timing or cost of decommissioning Entergy’s nuclear plant sites; (f) legislative and regulatory actions and risks and uncertainties associated with claims or litigation by or against Entergy and its subsidiaries; (g) risks and uncertainties associated with executing on business strategies, including (1) strategic transactions that Entergy or its subsidiaries may undertake and the risk that any such transaction may not be completed as and when expected and the risk that the anticipated benefits of the transaction may not be realized, and (2) Entergy’s ability to meet the rapidly growing demand for electricity, including from hyperscale data centers and other large customers, and to manage the impacts of such growth on customers and Entergy’s business, or the risk that contracted or expected load growth does not materialize or is not sustained; (h) direct and indirect impacts to Entergy or its customers from pandemics, terrorist attacks, geopolitical conflicts, cybersecurity threats, data security breaches, or other attempts to disrupt Entergy’s business or operations, and/or other catastrophic events; and (i) effects on Entergy or its customers of (1) changes in federal, state, or local laws and regulations and other governmental actions or policies, including changes in monetary, fiscal, tax, environmental, international trade, or energy policies; (2) changes in commodity markets, capital markets, or economic conditions; and (3) technological change, including the costs, pace of development, and commercialization of new and emerging technologies.

Investor inquiries: Liz Hunter 504-576-3294 ehunte1@entergy.com	Media inquiries: Cristina del Canto 504-576-4238 mdelcan@entergy.com

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First quarter 2026 earnings release appendices and financial statements

Appendices
A: Consolidated results and adjustments
B: Earnings variance analysis
C: Utility operating and financial measures
D: Consolidated financial measures
E: Definitions and abbreviations and acronyms
F: Other GAAP to non-GAAP reconciliations

Financial statements
Consolidating balance sheets
Consolidating income statements
Consolidated cash flow statements

A: Consolidated results and adjustments
Appendix A-1 provides a comparative summary of consolidated earnings, including a reconciliation of as-reported earnings (GAAP) to adjusted earnings (non-GAAP).

Appendix A-1: Consolidated earnings - reconciliation of GAAP to non-GAAP measures First quarter 2026 vs. 2025 (See Appendix A-2 and Appendix A-3 for details on adjustments)
	First quarter
	2026	2025	Change
(After-tax, $ in millions)
As-reported earnings (loss)
Utility	540	490	50
Parent & Other	(155)	(129)	(26)
Consolidated	385	361	24

Less adjustments
Utility	-	-	-
Parent & Other	(14)	-	(14)
Consolidated	(14)	-	(14)

Adjusted earnings (loss) (non-GAAP)
Utility	540	490	50
Parent & Other	(141)	(129)	(12)
Consolidated	399	361	38
Estimated weather impact	(10)	22	(32)

Diluted average number of common shares outstanding (in millions)	463	441	22

(After-tax, per share in $) (a)
As-reported earnings (loss)
Utility	1.17	1.11	0.06
Parent & Other	(0.34)	(0.29)	(0.04)
Consolidated	0.83	0.82	0.01

Less adjustments
Utility	-	-	-
Parent & Other	(0.03)	-	(0.03)
Consolidated	(0.03)	-	(0.03)

Adjusted earnings (loss) (non-GAAP)
Utility	1.17	1.11	0.06
Parent & Other	(0.31)	(0.29)	(0.01)
Consolidated	0.86	0.82	0.04
Estimated weather impact	(0.02)	0.05	(0.07)
Calculations may differ due to rounding
(a)Per share amounts are calculated by dividing the corresponding earnings (loss) by the diluted average number of common shares outstanding for the period.
See Appendix B for detailed earnings variance analysis.

Appendix A-2 and Appendix A-3 detail adjustments by business. Adjustments are included in as-reported earnings consistent with GAAP but are excluded from adjusted earnings. As a result, adjusted earnings is considered a non-GAAP measure.

Appendix A-2: Adjustments by driver (shown as positive/(negative) impact on earnings or EPS)
First quarter 2026 vs. 2025
	First quarter
	2026	2025	Change
(Pre-tax except for income tax effect and totals; $ in millions)
Parent & Other
1Q26 impairment related to the expected sale of a non-utility business interest in Independence power plant	(18)	-	(18)
Income tax effect on Parent & Other adjustment above	4	-	4
Total Parent & Other	(14)	-	(14)

Total adjustments	(14)	-	(14)

(After-tax, per share in $) (b)
Parent & Other
1Q26 impairment related to the expected sale of a non-utility business interest in Independence power plant	(0.03)	-	(0.03)
Total Parent & Other	(0.03)	-	(0.03)

Total adjustments	(0.03)	-	(0.03)
Calculations may differ due to rounding
(b)Per share amounts are calculated by multiplying the corresponding earnings (loss) by the estimated income tax rate that is expected to apply and dividing by the diluted average number of common shares outstanding for the period.

Appendix A-3: Adjustments by income statement line item (shown as positive/ (negative) impact on earnings)
First quarter 2026 vs. 2025
(Pre-tax except for income taxes and totals; $ in millions)
	First quarter
	2026	2025	Change
Parent & Other
Asset write-offs, impairments, and related charges	(18)	-	(18)
Income taxes	4	-	4
Total Parent & Other	(14)	-	(14)

Total adjustments	(14)	-	(14)

Calculations may differ due to rounding

Appendix A-4 provides a comparative summary of OCF by business.

Appendix A-4: Consolidated operating cash flow
First quarter 2026 vs. 2025
($ in millions)
	First quarter
	2026	2025	Change
Utility	870	565	305
Parent & Other	(41)	(29)	(12)
Consolidated	829	536	293

Calculations may differ due to rounding

First quarter 2026 OCF increased primarily due to higher receipts of advance payments related to customer agreements, higher collections from Utility customers, and a decrease in interest paid. These increases were partially offset by higher fuel and purchased power payments and the timing of payments to vendors.

B: Earnings variance analysis
Appendix B provides details of current quarter 2026 versus 2025 as-reported and adjusted earnings per share variances.

Appendix B: As-reported and adjusted earnings per share variance analysis (c), (d)
First quarter 2026 vs. 2025
(After-tax, per share in $)
	Utility			Parent & Other			Consolidated
	As- reported	Adjusted		As- reported	Adjusted		As- reported	Adjusted
2025 earnings (loss)	1.11	1.11		(0.29)	(0.29)		0.82	0.82
Operating revenue less: fuel, fuel-related expenses and gas purchased for resale; purchased power; and other regulatory charges (credits) – net	(0.11)	(0.11)	(e)	-	-		(0.12)	(0.12)
Nuclear refueling outage expenses	0.02	0.02		-	-		0.02	0.02
Other O&M	-	-		-	-		-	-
Asset write-offs, impairments, and related charges	-	-		(0.03)	-	(f)	(0.03)	-
Decommissioning	-	-		-	-		-	-
Taxes other than income taxes	(0.01)	(0.01)		-	-		(0.01)	(0.01)
Depreciation and amortization	(0.05)	(0.05)	(g)	-	-		(0.05)	(0.05)
Other income (deductions)	0.33	0.33	(h)	-	-		0.33	0.33
Interest expense	(0.06)	(0.06)	(i)	(0.03)	(0.03)	(j)	(0.09)	(0.09)
Income taxes – other	0.01	0.01		-	-		0.02	0.02
Preferred dividend requirements and noncontrolling interests	(0.01)	(0.01)		-	-		(0.01)	(0.01)
Share effect	(0.06)	(0.06)		0.02	0.02		(0.04)	(0.04)	(k)
2026 earnings (loss)	1.17	1.17		(0.34)	(0.31)		0.83	0.86

h
Calculations may differ due to rounding

(c)Utility operating revenue and Utility income taxes – other variances exclude the following for the return/collection of excess/deficient unprotected ADIT (net effect was neutral to earnings) ($ in millions):

	1Q26	1Q25
Utility operating revenue	(15)	(2)
Utility income taxes – other	15	2
(d)EPS effects of individual income statement line item variances are calculated by multiplying the pre-tax amount by the estimated income tax rate that is expected to apply and dividing by diluted average number of common shares outstanding for the prior period. Income taxes – other represents income tax differences other than the income tax effect of individual line item variances. Share effect captures the per share impact from the change in diluted average number of common shares outstanding.

Utility as-reported operating revenue less fuel, fuel-related expenses and gas purchased for resale; purchased power;
and other regulatory charges (credits) – net variance analysis
2026 vs. 2025 ($ EPS)

1Q
Retail electric price	0.17
Return on CWIP for certain utility plant investments	0.05
Reg. provisions for decommissioning items	(0.28)
Sale of natural gas LDCs	(0.07)
Other	0.02
Total	(0.11)
(e)The first quarter earnings decrease was primarily due to two items: changes in regulatory provisions for decommissioning items (based on regulatory treatment, decommissioning-related variances are offset in other line items and are largely earnings neutral) and the absence of revenues from the natural gas LDC businesses that were sold in July 2025. The decreases were partially offset by regulatory actions including E-AR’s FRP, E-LA’s FRP (including riders), E-LA’s RPCR, E-MS’s FRP interim facilities rate adjustment, E-MS’s grid mod rider, and E-TX’s DCRF. Higher revenue related to the amortization of customer advances designed to provide a return on CWIP for certain utility plant investments, which is recognized as the related costs are incurred, was also a driver.

(f)The first quarter as-reported earnings decrease from higher Parent & Other asset write-offs, impairments, and related charges was due to a first quarter 2026 $(18 million) ($(14 million) after tax) non-cash impairment related to the expected sale of a non-utility business interest in the Independence power plant (considered an adjustment and excluded from adjusted earnings).
(g)The first quarter earnings decrease from higher Utility depreciation and amortization was primarily due to higher plant in service, an increase in FERC jurisdictional depreciation rates at E-AR and E-LA effective Jan. 2026, and an increase in E-LA’s nuclear depreciation rates effective Sept. 2025.
(h)The first quarter earnings increase from higher Utility other income (deductions) was primarily due to changes in nuclear decommissioning trust returns, including portfolio rebalancing in first quarter 2026 (based on regulatory treatment, decommissioning-related variances are offset in other line items and are largely earnings neutral).
(i)The first quarter earnings decrease from higher Utility interest expense was primarily due to higher debt balances and higher interest rates.
(j)The first quarter earnings decrease from higher Parent & Other interest expense was primarily due to the issuance of $1.3 billion of junior subordinated debentures in Nov. 2025.
(k)The first quarter earnings per share impact from share effect was from higher diluted average number of common shares outstanding primarily due to the settlement of equity forwards in May 2025, Oct. 2025, and Feb. 2026 and the dilutive effect of an increase in the stock price on unsettled equity forwards.

C: Utility operating and financial measures
Appendix C provides a comparison of Utility operating and financial measures.

Appendix C: Utility operating and financial measures
First quarter 2026 vs. 2025
	First quarter
	2026	2025	% Change	% Weather adjusted (l)
GWh sold
Residential	8,057	8,784	(8.3)	(3.1)
Commercial	6,230	6,243	(0.2)	(0.5)
Governmental	555	560	(0.9)	(1.3)
Industrial	15,895	13,833	14.9	14.9
Total retail	30,737	29,420	4.5	6.0
Wholesale	2,789	1,634	70.7
Total	33,526	31,054	8.0

Number of electric retail customers
Residential	2,626,812	2,606,590	0.8
Commercial	372,312	370,544	0.5
Governmental	19,016	17,982	5.8
Industrial	42,318	42,716	(0.9)
Total	3,060,457	3,037,832	0.7

Other O&M and nuclear refueling outage exp. per MWh	$20.48	$22.40	(8.6)

Calculations may differ due to rounding
(l)The effects of weather were estimated using heating degree days and cooling degree days for the period from various locations and comparing to “normal” weather based on 20-year historical data. The models used to estimate weather are updated periodically and are subject to change.

For the quarter, weather-adjusted retail sales increased 6 percent. The increase was due to a 14.9 percent increase in industrial volume driven by higher sales to data center, primary metals, and transportation customers. The increase was partially offset by residential and commercial sales declines. Residential sales were (3.1) percent lower and commercial sales decreased (0.5) percent.

D: Consolidated financial measures
Appendix D provides comparative financial measures. Financial measures in this table include those calculated and presented in accordance with GAAP, as well as those that are considered non-GAAP financial measures.

Appendix D: GAAP and non-GAAP financial measures
2026 vs. 2025 (See Appendix F for reconciliation of GAAP to non-GAAP financial measures)

For 12 months ending March 31	2026	2025	Change
GAAP measure
As-reported ROE	11.0%	9.0%	2.0%

Non-GAAP financial measure
Adjusted ROE	11.0%	11.5%	(0.5)%

As of March 31 ($ in millions, except where noted)	2026	2025	Change
GAAP measures
Cash and cash equivalents	3,571	1,513	2,058
Available revolver capacity	4,346	4,345	1
Commercial paper	1,367	1,330	37
Total debt	34,177	31,041	3,136
Junior subordinated debentures	2,500	1,200	1,300
Securitization debt	221	240	(19)
Debt to total capital	66%	67%	(1)%
Storm escrows	312	300	12

Non-GAAP financial measures ($ in millions, except where noted)
FFO to adjusted debt	15.7%	14.5%	1.2%
Adjusted debt to adjusted capitalization	63%	65%	(2)%
Adjusted net debt to adjusted net capitalization	61%	64%	(3)%
Gross liquidity	7,917	5,858	2,059
Net liquidity	8,451	7,904	547
Adjusted Parent debt to total adjusted debt	18%	20%	(2)%

Build-to-suit lease arrangement (m)	1,450	-	1,450

Calculations may differ due to rounding
(m) Maximum counterparty commitment; see Form 10-K for the fiscal year ended Dec. 2025 for additional details.

E: Definitions and abbreviations and acronyms
Appendix E-1 provides definitions of certain operating measures, as well as GAAP and non-GAAP financial measures.

Appendix E-1: Definitions
Utility operating and financial measures
GWh sold	Total number of GWh sold to retail and wholesale customers
Number of electric retail customers	Average number of electric customers over the period
Other O&M and refueling outage expense per MWh	Other operation and maintenance expense plus nuclear refueling outage expense per MWh of total sales
Financial measures – GAAP
As-reported ROE	Last twelve months net income attributable to Entergy Corp. divided by average common equity
Available revolver capacity	Amount of undrawn capacity remaining on corporate and subsidiary revolvers
Total debt to total capitalization	Total debt divided by total capitalization
Securitization debt	Debt on the balance sheet associated with securitization bonds that is secured by certain future customer collections
Total capitalization	Total debt plus subsidiaries’ preferred stock without sinking fund and total equity
Total debt	Sum of short-term and long-term debt, notes payable, and commercial paper
Financial measures – non-GAAP
Adjusted capitalization	Total capitalization excluding securitization debt
Adjusted debt	Debt excluding securitization debt and 50% of junior subordinated debentures
Adjusted debt to adjusted capitalization	Adjusted debt divided by adjusted capitalization
Adjusted earnings (loss)	As-reported earnings (loss) minus adjustments
Adjusted EPS	Adjusted earnings (loss) divided by the diluted average number of common shares outstanding
Adjusted net capitalization	Adjusted capitalization minus cash and cash equivalents
Adjusted net debt	Adjusted debt minus cash and cash equivalents
Adjusted net debt to adjusted net capitalization	Adjusted net debt divided by adjusted net capitalization
Adjusted Parent debt	Entergy Corp. debt, including amounts drawn on credit revolver and commercial paper facilities plus unamortized debt issuance costs and discounts minus 50% of junior subordinated debentures
Adjusted Parent debt to total adjusted debt	Adjusted Parent debt divided by consolidated adjusted debt
Adjusted ROE	Last twelve months adjusted earnings divided by average common equity
Adjusted ROE excluding affiliate preferred	Last twelve months adjusted earnings, excluding dividend income from affiliate preferred as well as the after-tax cost of debt financing for preferred investment, divided by average common equity adjusted to exclude the estimated equity associated with the affiliate preferred investment
Adjustments	Unusual or non-recurring items or events or other items or events that management believes do not reflect the ongoing business of Entergy, such as significant income tax items, certain items recorded as a result of regulatory settlements or decisions, and certain unusual costs or expenses
FFO	OCF minus preferred dividend requirements of subsidiaries, working capital items in OCF (receivables, fuel inventory, accounts payable, taxes accrued, interest accrued, deferred fuel costs, customer advances – current, and other working capital accounts), 50% of interest on junior subordinated debentures, and securitization regulatory charges
FFO to adjusted debt	Last twelve months FFO divided by end of period adjusted debt
Gross liquidity	Sum of cash and cash equivalents plus available revolver capacity
Net liquidity	Sum of cash and cash equivalents, available revolver capacity, escrow accounts available for certain storm expenses, and equity sold forward but not yet settled minus commercial paper

Appendix E-2 explains abbreviations and acronyms used in the quarterly earnings materials.

Appendix E-2: Abbreviations and acronyms
ACM ADIT AFUDC APSC BESS CAGR CCCT CCNO CFO COD CT CWIP DCRF DRM E-AR E-LA E-MS E-NO E-TX EPS ETR EWC FFO FRP GAAP GCRR GGO Grand Gulf or GGNS Independence
Additional Capacity Mechanism
Accumulated deferred income taxes
Allowance for funds used during construction
Arkansas Public Service Commission
Battery and energy storage system
Compound annual growth rate
Combined cycle combustion turbine
Council of the City of New Orleans
Cash from operations
Commercial operation date
Combustion turbine
Construction work in progress
Distribution Cost Recovery Factor
Distribution Recovery Mechanism
Entergy Arkansas, LLC
Entergy Louisiana, LLC
Entergy Mississippi, LLC
Entergy New Orleans, LLC
Entergy Texas, Inc.
Earnings per share
Entergy Corporation
Entergy Wholesale Commodities
Funds from operations
Formula rate plan
U.S. generally accepted accounting principles
Generation Cost Recovery Rider
Geaux Green Option
Unit 1 of Grand Gulf Nuclear Station (nuclear), 90% owned or leased by SERI
Independence Steam Electric Station
LDC LPSC LTM MCRM MISO Moody’s MPSC NDT NYSE O&M OCAPS OCF OpCo Other O&M P&O PMR PPA PUCT RECs RSHCR ROE RPCR S&P SEC SERI TAM TCRF TRM WACC
Local distribution company
Louisiana Public Service Commission
Last twelve months
MISO Cost Recovery Mechanism
Midcontinent Independent System Operator, Inc.
Moody’s Ratings
Mississippi Public Service Commission
Nuclear decommissioning trust
New York Stock Exchange
Operation and maintenance
Orange County Advanced Power Station (CCCT)
Net cash flow provided by operating activities
Utility operating company
Other operation and maintenance expense
Parent & Other
Performance Management Rider
Power purchase agreement or purchased power agreement
Public Utility Commission of Texas
Renewable energy certificates
Resilience and Storm Hardening Cost Recovery
Return on equity
Resilience Plan Cost Recovery Rider
Standard & Poor’s
U.S. Securities and Exchange Commission
System Energy Resources, Inc.
Tax Adjustment Mechanism
Transmission Cost Recovery Factor
Transmission Recovery Mechanism
Weighted average cost of capital

F: Other GAAP to non-GAAP reconciliations
Appendix F-1, Appendix F-2, and Appendix F-3 provide reconciliations of various non-GAAP financial measures disclosed in this news release to their most comparable GAAP measure.

Appendix F-1: Reconciliation of GAAP to non-GAAP financial measures – ROE
(LTM $ in millions except where noted)		First quarter
		2026	2025
As-reported net income attributable to Entergy Corporation	(A)	1,782	1,341
Adjustments	(B)	(14)	(367)

Adjusted earnings (non-GAAP)	(C)=(A-B)	1,796	1,708

Average common equity (average of beginning and ending balances)	(D)	16,266	14,822

As-reported ROE	(A/D)	11.0%	9.0%
Adjusted ROE (non-GAAP)	(C/D)	11.0%	11.5%

Calculations may differ due to rounding

Appendix F-2: Reconciliation of GAAP to non-GAAP financial measures – FFO to adjusted debt
($ in millions except where noted)		First quarter
		2026	2025
Total debt	(A)	34,177	31,041
Securitization debt	(B)	221	240
50% junior subordinated debentures	(C)	1,250	600
Adjusted debt (non-GAAP)	(D)=(A-B-C)	32,706	30,201

Net cash flow provided by operating activities, LTM	(E)	5,443	4,504

Preferred dividend requirements of subsidiaries, LTM	(F)	(18)	(18)

50% of the interest expense associated with junior subordinated debentures, LTM	(G)	(58)	(37)

Working capital items in net cash flow provided by operating activities, LTM:
Receivables		(66)	(53)
Fuel inventory		38	20
Accounts payable		254	210
Taxes accrued		54	(9)
Interest accrued		62	27
Deferred fuel costs		(302)	(187)
Customer advances – current		627	257
Other working capital accounts		(307)	(92)
Securitization regulatory charges, LTM		16	20
Total	(H)	376	193

FFO, LTM (non-GAAP)	(I)=(E-F-G-H)	5,144	4,366

FFO to adjusted debt (non-GAAP)	(I/D)	15.7%	14.5%

Calculations may differ due to rounding

Appendix F-3: Reconciliation of GAAP to non-GAAP financial measures – adjusted debt ratios; gross liquidity; and net liquidity
($ in millions except where noted)		First quarter
		2026	2025
Total debt	(A)	34,177	31,041
Securitization debt	(B)	221	240
50% junior subordinated debentures	(C)	1,250	600
Adjusted debt (non-GAAP)	(D)=(A-B-C)	32,706	30,201
Cash and cash equivalents	(E)	3,571	1,513
Adjusted net debt (non-GAAP)	(F)=(D-E)	29,135	28,688

Commercial paper	(G)	1,367	1,330

Total capitalization	(H)	51,835	46,542
Securitization debt	(B)	221	240
Adjusted capitalization (non-GAAP)	(I)=(H-B)	51,614	46,302
Cash and cash equivalents	(E)	3,571	1,513
Adjusted net capitalization (non-GAAP)	(J)=(I-E)	48,043	44,789

Total debt to total capitalization	(A/H)	66%	67%
Adjusted debt to adjusted capitalization (non-GAAP)	(D/I)	63%	65%
Adjusted net debt to adjusted net capitalization (non-GAAP)	(F/J)	61%	64%

Available revolver capacity	(K)	4,346	4,345

Storm escrows	(L)	312	300
Equity sold forward, not yet settled (n)	(M)	1,589	3,075

Gross liquidity (non-GAAP)	(N)=(E+K)	7,917	5,858
Net liquidity (non-GAAP)	(N-G+L+M)	8,451	7,904

Entergy Corporation notes:
Due September 2025		-	800
Due September 2026		750	750
Due June 2028		650	650
Due June 2030		600	600
Due June 2031		650	650
Due June 2050		600	600
Junior subordinated debentures due December 2054		1,200	1,200
Junior subordinated debentures due June 2056		700	-
Junior subordinated debentures due June 2056		600	-
Total Parent long-term debt	(O)	5,750	5,250
Revolver draw	(P)	-	-
Unamortized debt issuance costs and discounts	(Q)	(54)	(44)
Total Parent debt	(R)=(G+O+P+Q)	7,063	6,536

Adjusted Parent debt (non-GAAP)	(S)=(R-C)	5,813	5,936

Adjusted Parent debt to total adjusted debt (non-GAAP)	(S/D)	18%	20%

Calculations may differ due to rounding
(n) Reflects adjustments, including for common dividends between contracting and settlement.

Financial statements

Entergy Corporation
Consolidating Balance Sheet
March 31, 2026
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$61,362	$6,783	$68,145
Temporary cash investments	3,430,544	72,364	3,502,908
Total cash and cash equivalents	3,491,906	79,147	3,571,053
Accounts receivable:
Customer	770,177	—	770,177
Allowance for doubtful accounts	(31,024)	—	(31,024)
Associated companies	3,420	(3,420)	—
Other	205,057	3,271	208,328
Accrued unbilled revenues	484,672	—	484,672
Total accounts receivable	1,432,302	(149)	1,432,153
Deferred fuel costs	348,181	—	348,181
Fuel inventory - at average cost	124,370	5,417	129,787
Materials and supplies	1,748,934	4,725	1,753,659
Deferred nuclear refueling outage costs	127,332	—	127,332
Prepayments and other	519,058	(71,164)	447,894
TOTAL	7,792,083	17,976	7,810,059

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates	3,922,697	(3,922,697)	—
Decommissioning trust funds	6,155,164	—	6,155,164
Non-utility property - at cost (less accumulated depreciation)	473,205	6,501	479,706
Storm reserve escrow accounts	311,550	—	311,550
Other	57,013	66,213	123,226
TOTAL	10,919,629	(3,849,983)	7,069,646

PROPERTY, PLANT, AND EQUIPMENT

Electric	75,229,678	186,064	75,415,742
Construction work in progress	7,730,280	57	7,730,337
Nuclear fuel	838,825	—	838,825
TOTAL PROPERTY, PLANT, AND EQUIPMENT	83,798,783	186,121	83,984,904
Less - accumulated depreciation and amortization	28,942,141	153,832	29,095,973
PROPERTY, PLANT, AND EQUIPMENT - NET	54,856,642	32,289	54,888,931

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
Other regulatory assets	4,890,744	—	4,890,744
Deferred fuel costs	172,201	—	172,201
Goodwill	367,582	—	367,582
Accumulated deferred income taxes	19,058	3,749	22,807
Other	618,061	(35,891)	582,170
TOTAL	6,067,646	(32,142)	6,035,504

TOTAL ASSETS	$79,636,000	$(3,831,860)	$75,804,140

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
March 31, 2026
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated
LIABILITIES AND EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$775,174	$750,000	$1,525,174
Notes payable and commercial paper:
Associated companies	100,228	(100,228)	—
Other	15,621	1,366,733	1,382,354
Accounts payable:
Associated companies	15,106	(15,106)	—
Other	2,745,855	2,964	2,748,819
Customer deposits	485,236	—	485,236
Taxes accrued	422,387	(6,932)	415,455
Interest accrued	251,579	81,325	332,904
Pension and other postretirement liabilities	50,960	11,210	62,170
Customer advances	980,670	—	980,670
Other	223,176	4,014	227,190
TOTAL	6,065,992	2,093,980	8,159,972

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	7,662,739	(1,942,189)	5,720,550
Accumulated deferred investment tax credits	185,123	—	185,123
Regulatory liability for income taxes - net	1,047,465	—	1,047,465
Other regulatory liabilities	3,559,742	—	3,559,742
Customer advances	152,198	—	152,198
Decommissioning and asset retirement cost liabilities	5,000,147	3,943	5,004,090
Accumulated provisions	462,864	223	463,087
Pension and other postretirement liabilities	70,443	28,266	98,709
Long-term debt	26,204,536	4,946,379	31,150,915
Customer advances for construction	1,665,914	—	1,665,914
Other	1,337,682	(398,860)	938,822
TOTAL	47,348,853	2,637,762	49,986,615

Subsidiaries' preferred stock without sinking fund	195,161	24,249	219,410

EQUITY

Preferred stock, no par value, authorized 1,000,000 shares;
issued shares in 2026 - none	—	—	—
Common stock, $0.01 par value, authorized 998,000,000 shares;			—
issued 587,817,564 shares in 2026	2,280,842	(2,274,964)	5,878
Paid-in capital	5,785,108	3,489,985	9,275,093
Retained earnings	17,943,340	(5,152,855)	12,790,485
Accumulated other comprehensive income	41,552	(40,647)	905
Less - treasury stock, at cost (129,985,494 shares in 2026)	120,000	4,605,620	4,725,620
TOTAL SHAREHOLDERS' EQUITY	25,930,842	(8,584,101)	17,346,741
Subsidiaries' preferred stock without sinking fund
and noncontrolling interests	95,152	(3,750)	91,402
TOTAL	26,025,994	(8,587,851)	17,438,143

TOTAL LIABILITIES AND EQUITY	$79,636,000	$(3,831,860)	$75,804,140

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
December 31, 2025
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated
ASSETS

CURRENT ASSETS

Cash and cash equivalents:
Cash	$39,221	$6,674	$45,895
Temporary cash investments	1,817,764	65,257	1,883,021
Total cash and cash equivalents	1,856,985	71,931	1,928,916
Accounts receivable:
Customer	735,734	—	735,734
Allowance for doubtful accounts	(32,324)	—	(32,324)
Associated companies	4,643	(4,643)	—
Other	239,157	3,245	242,402
Accrued unbilled revenues	524,420	—	524,420
Total accounts receivable	1,471,630	(1,398)	1,470,232
Deferred fuel costs	54,133	—	54,133
Fuel inventory - at average cost	125,480	6,494	131,974
Materials and supplies	1,705,669	4,726	1,710,395
Deferred nuclear refueling outage costs	86,497	—	86,497
Prepayments and other	431,881	(7,177)	424,704
TOTAL	5,732,275	74,576	5,806,851

OTHER PROPERTY AND INVESTMENTS

Investment in affiliates	4,014,624	(4,014,624)	—
Decommissioning trust funds	6,300,880	—	6,300,880
Non-utility property - at cost (less accumulated depreciation)	475,121	6,469	481,590
Storm reserve escrow accounts	308,784	—	308,784
Other	57,013	67,401	124,414
TOTAL	11,156,422	(3,940,754)	7,215,668

PROPERTY, PLANT, AND EQUIPMENT

Electric	74,546,777	204,140	74,750,917
Construction work in progress	6,018,996	1,012	6,020,008
Nuclear fuel	834,690	—	834,690
TOTAL PROPERTY, PLANT, AND EQUIPMENT	81,400,463	205,152	81,605,615
Less - accumulated depreciation and amortization	28,598,552	152,449	28,751,001
PROPERTY, PLANT, AND EQUIPMENT - NET	52,801,911	52,703	52,854,614

DEFERRED DEBITS AND OTHER ASSETS

Regulatory assets:
Other regulatory assets	5,005,976	—	5,005,976
Deferred fuel costs	172,201	—	172,201
Goodwill	367,582	—	367,582
Accumulated deferred income taxes	12,311	3,229	15,540
Other	477,426	(25,128)	452,298
TOTAL	6,035,496	(21,899)	6,013,597

TOTAL ASSETS	$75,726,104	$(3,835,374)	$71,890,730

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Balance Sheet
December 31, 2025
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated
LIABILITIES AND EQUITY

CURRENT LIABILITIES

Currently maturing long-term debt	$1,625,140	$750,000	$2,375,140
Notes payable and commercial paper:
Other	20,012	637,762	657,774
Accounts payable:
Associated companies	43,470	(43,470)	—
Other	2,560,083	5,463	2,565,546
Customer deposits	479,796	—	479,796
Taxes accrued	526,984	(1,795)	525,189
Interest accrued	256,476	29,181	285,657
Deferred fuel costs	14,562	—	14,562
Pension and other postretirement liabilities	51,906	11,308	63,214
Customer advances	632,850	—	632,850
Other	218,775	4,465	223,240
TOTAL	6,430,054	1,392,914	7,822,968

NON-CURRENT LIABILITIES

Accumulated deferred income taxes and taxes accrued	7,503,093	(1,910,412)	5,592,681
Accumulated deferred investment tax credits	187,173	—	187,173
Regulatory liability for income taxes - net	1,079,699	—	1,079,699
Other regulatory liabilities	3,911,839	—	3,911,839
Customer advances	35,000	—	35,000
Decommissioning and asset retirement cost liabilities	4,943,671	3,859	4,947,530
Accumulated provisions	495,549	230	495,779
Pension and other postretirement liabilities	70,484	43,446	113,930
Long-term debt	22,956,499	4,945,522	27,902,021
Customer advances for construction	1,615,455	—	1,615,455
Other	1,359,531	(406,453)	953,078
TOTAL	44,157,993	2,676,192	46,834,185

Subsidiaries' preferred stock without sinking fund	195,161	24,249	219,410

EQUITY

Preferred stock, no par value, authorized 1,000,000 shares;
issued shares in 2025 - none	—	—	—
Common stock, $0.01 par value, authorized 998,000,000 shares;
issued 583,203,774 shares in 2025	2,280,842	(2,275,010)	5,832
Paid-in capital	5,420,248	3,559,139	8,979,387
Retained earnings	17,223,994	(4,525,558)	12,698,436
Accumulated other comprehensive income (loss)	42,971	(45,977)	(3,006)
Less - treasury stock, at cost (130,864,409 shares in 2025)	120,000	4,637,573	4,757,573
TOTAL SHAREHOLDERS' EQUITY	24,848,055	(7,924,979)	16,923,076
Subsidiaries' preferred stock without sinking fund
and noncontrolling interests	94,841	(3,750)	91,091
TOTAL	24,942,896	(7,928,729)	17,014,167

TOTAL LIABILITIES AND EQUITY	$75,726,104	$(3,835,374)	$71,890,730

*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Three Months Ended March 31, 2026
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$3,170,273	$—	$3,170,273
Other	—	17,353	17,353
Total	3,170,273	17,353	3,187,626

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	605,295	6,529	611,824
Purchased power	358,505	4,538	363,043
Nuclear refueling outage expenses	24,143	—	24,143
Other operation and maintenance	662,442	11,123	673,565
Asset write-offs, impairments, and related charges	—	18,059	18,059
Decommissioning	58,734	84	58,818
Taxes other than income taxes	205,987	537	206,524
Depreciation and amortization	538,628	1,501	540,129
Other regulatory charges (credits) - net	119,299	—	119,299
Total	2,573,033	42,371	2,615,404

OPERATING INCOME	597,240	(25,018)	572,222

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	47,340	—	47,340
Interest and investment income	283,679	(67,869)	215,810
Miscellaneous - net	31,595	(8,632)	22,963
Total	362,614	(76,501)	286,113

INTEREST EXPENSE
Interest expense	323,241	76,675	399,916
Allowance for borrowed funds used during construction	(20,176)	—	(20,176)
Total	303,065	76,675	379,740

INCOME BEFORE INCOME TAXES	656,789	(178,194)	478,595

Income taxes	111,404	(23,614)	87,790

CONSOLIDATED NET INCOME	545,385	(154,580)	390,805

Preferred dividend requirements of subsidiaries and noncontrolling interests	5,390	499	5,889

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$539,995	$(155,079)	$384,916

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$1.18	($0.34)	$0.84
DILUTED	$1.17	($0.34)	$0.83

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC			455,717,833
DILUTED			462,510,666
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Three Months Ended March 31, 2025
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$2,757,866	$—	$2,757,866
Natural gas	71,731	—	71,731
Other	—	17,277	17,277
Total	2,829,597	17,277	2,846,874

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	338,983	5,539	344,522
Purchased power	342,084	3,662	345,746
Nuclear refueling outage expenses	33,041	—	33,041
Other operation and maintenance	662,474	10,193	672,667
Decommissioning	55,852	77	55,929
Taxes other than income taxes	198,145	620	198,765
Depreciation and amortization	511,335	1,608	512,943
Other regulatory charges (credits) - net	(16,843)	—	(16,843)
Total	2,125,071	21,699	2,146,770

OPERATING INCOME	704,526	(4,422)	700,104

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	44,018	—	44,018
Interest and investment income	107,175	(73,769)	33,406
Miscellaneous - net	16,727	(2,001)	14,726
Total	167,920	(75,770)	92,150

INTEREST EXPENSE
Interest expense	285,724	62,660	348,384
Allowance for borrowed funds used during construction	(18,593)	—	(18,593)
Total	267,131	62,660	329,791

INCOME BEFORE INCOME TAXES	605,315	(142,852)	462,463

Income taxes	114,273	(14,232)	100,041

CONSOLIDATED NET INCOME	491,042	(128,620)	362,422

Preferred dividend requirements of subsidiaries and noncontrolling interests	1,163	499	1,662

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$489,879	$(129,119)	$360,760

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$1.14	($0.30)	$0.84
DILUTED	$1.11	($0.29)	$0.82

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC			430,347,768
DILUTED			440,648,342
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Twelve Months Ended March 31, 2026
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$13,187,721	$—	$13,187,721
Natural gas	40,876	—	40,876
Other	—	58,841	58,841
Total	13,228,597	58,841	13,287,438

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	2,604,659	22,046	2,626,705
Purchased power	1,244,136	14,159	1,258,295
Nuclear refueling outage expenses	104,531	—	104,531
Other operation and maintenance	3,012,968	43,027	3,055,995
Asset write-offs, impairments, and related charges	12,795	18,059	30,854
Decommissioning	230,438	327	230,765
Taxes other than income taxes	823,742	2,681	826,423
Depreciation and amortization	2,098,347	6,531	2,104,878
Other regulatory charges (credits) - net	(25,404)	—	(25,404)
Total	10,106,212	106,830	10,213,042

OPERATING INCOME	3,122,385	(47,989)	3,074,396

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	184,048	—	184,048
Interest and investment income	781,507	(281,755)	499,752
Miscellaneous - net	(70,967)	(13,217)	(84,184)
Total	894,588	(294,972)	599,616

INTEREST EXPENSE
Interest expense	1,199,538	264,949	1,464,487
Allowance for borrowed funds used during construction	(77,887)	—	(77,887)
Total	1,121,651	264,949	1,386,600

INCOME BEFORE INCOME TAXES	2,895,322	(607,910)	2,287,412

Income taxes	548,403	(62,702)	485,701

CONSOLIDATED NET INCOME	2,346,919	(545,208)	1,801,711

Preferred dividend requirements of subsidiaries and noncontrolling interests	17,286	1,997	19,283

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$2,329,633	$(547,205)	$1,782,428

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$5.20	($1.22)	$3.98
DILUTED	$5.12	($1.20)	$3.91

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC			448,285,113
DILUTED			455,313,322
*Totals may not foot due to rounding.

Entergy Corporation
Consolidating Income Statement
Twelve Months Ended March 31, 2025
(Dollars in thousands)
(Unaudited)
	Utility	Parent & Other	Consolidated

OPERATING REVENUES
Electric	$11,679,091	$—	$11,679,091
Natural gas	184,135	—	184,135
Other	—	68,673	68,673
Total	11,863,226	68,673	11,931,899

OPERATING EXPENSES
Operating and Maintenance:
Fuel, fuel related expenses, and gas purchased for resale	1,949,051	35,728	1,984,779
Purchased power	929,536	27,304	956,840
Nuclear refueling outage expenses	141,797	—	141,797
Other operation and maintenance	2,832,923	50,949	2,883,872
Asset write-offs, impairments, and related charges (credits)	—	(24,641)	(24,641)
Decommissioning	222,418	209	222,627
Taxes other than income taxes	756,767	2,517	759,284
Depreciation and amortization	2,019,961	6,490	2,026,451
Other regulatory charges (credits) - net	(132,322)	—	(132,322)
Total	8,720,131	98,556	8,818,687

OPERATING INCOME	3,143,095	(29,883)	3,113,212

OTHER INCOME (DEDUCTIONS)
Allowance for equity funds used during construction	150,269	—	150,269
Interest and investment income	474,181	(292,607)	181,574
Miscellaneous - net	(92,153)	(332,345)	(424,498)
Total	532,297	(624,952)	(92,655)

INTEREST EXPENSE
Interest expense	1,015,457	258,773	1,274,230
Allowance for borrowed funds used during construction	(60,819)	—	(60,819)
Total	954,638	258,773	1,213,411

INCOME BEFORE INCOME TAXES	2,720,754	(913,608)	1,807,146

Income taxes	595,390	(135,315)	460,075

CONSOLIDATED NET INCOME	2,125,364	(778,293)	1,347,071

Preferred dividend requirements of subsidiaries and noncontrolling interests	4,005	1,996	6,001

NET INCOME ATTRIBUTABLE TO ENTERGY CORPORATION	$2,121,359	$(780,289)	$1,341,070

EARNINGS PER AVERAGE COMMON SHARE:
BASIC	$4.95	($1.82)	$3.13
DILUTED	$4.88	($1.79)	$3.08

AVERAGE NUMBER OF COMMON SHARES OUTSTANDING:
BASIC			428,718,938
DILUTED			434,814,706
*Totals may not foot due to rounding.

Entergy Corporation
Consolidated Cash Flow Statement
Three Months Ended March 31, 2026 vs. 2025
(Dollars in thousands)
(Unaudited)
	2026	2025	Variance

OPERATING ACTIVITIES
Consolidated net income	$390,805	$362,422	$28,383
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	654,669	622,566	32,103
Deferred income taxes, tax credits, and non-current taxes accrued	86,073	94,973	(8,900)
Asset write-offs, impairments, and related charges	18,059	—	18,059
Pension settlement charge	—	—	—
Changes in working capital:			—
Receivables	65,110	61,477	3,633
Fuel inventory	2,187	3,261	(1,074)
Accounts payable	26,198	(189,497)	215,695
Taxes accrued	(109,734)	(95,589)	(14,145)
Interest accrued	47,247	11,595	35,652
Deferred fuel costs	(308,610)	(277,236)	(31,374)
Customer advances - current	251,591	105,799	145,792
Other working capital accounts	(116,674)	5,506	(122,180)
Changes in provisions for estimated losses	(32,692)	(34,239)	1,547
Changes in other regulatory assets	115,232	154,818	(39,586)
Changes in other regulatory liabilities	(384,331)	(201,803)	(182,528)
Change in customer advances - non-current	117,198	25,000	92,198
Changes in pension and other postretirement funded status	(59,013)	(58,834)	(179)
Other	65,649	(44,031)	109,680
Net cash flow provided by operating activities	828,964	546,188	282,776
INVESTING ACTIVITIES
Construction/capital expenditures	(2,252,293)	(1,660,169)	(592,124)
Allowance for equity funds used during construction	47,340	44,018	3,322
Nuclear fuel purchases	(150,738)	(88,557)	(62,181)
Payment for purchase of plant	—	(1,282)	1,282
Changes in securitization account	(5,727)	(5,438)	(289)
Payments to storm reserve escrow accounts	(2,767)	(4,448)	1,681
Receipts from storm reserve escrow accounts	—	43,789	(43,789)
Decrease (increase) in other investments	(17,929)	472	(18,401)
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	—	3,546	(3,546)
Proceeds from nuclear decommissioning trust fund sales	945,975	364,837	581,138
Investment in nuclear decommissioning trust funds	(985,748)	(407,146)	(578,602)
Net cash flow used in investing activities	(2,421,887)	(1,710,378)	(711,509)
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	3,681,682	2,447,850	1,233,832
Treasury stock	6,592	22,660	(16,068)
Common stock	345,711	—	345,711
Retirement of long-term debt	(1,290,977)	(852,754)	(438,223)
Changes in commercial paper - net	724,580	402,694	321,886
Customer advances received for construction	261,711	211,459	50,252
Customer advances used for construction	(190,902)	(149,543)	(41,359)
Other	(5,890)	8,360	(14,250)
Dividends paid:			—
Common stock	(292,867)	(258,249)	(34,618)
Preferred stock	(4,580)	(4,580)	—
Net cash flow provided by (used in) financing activities	3,235,060	1,827,897	1,407,163
Net increase in cash and cash equivalents	1,642,137	663,707	978,430
Cash and cash equivalents at beginning of period	1,928,916	859,703	1,069,213
Cash and cash equivalents at end of period	$3,571,053	$1,523,410	$2,047,643

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	$287,389	$326,519	$(39,130)
Income taxes - net	$(423)	$(1,252)	$829

Noncash investing activities:
Accrued construction expenditures	$657,112	$657,132	$(20)

Entergy Corporation
Consolidated Cash Flow Statement
Twelve Months Ended March 31, 2026 vs. 2025
(Dollars in thousands)
(Unaudited)
	2026	2025	Variance

OPERATING ACTIVITIES
Consolidated net income	$1,801,711	$1,347,071	$454,640
Adjustments to reconcile consolidated net income to net cash flow provided by operating activities:
Depreciation, amortization, and decommissioning, including nuclear fuel amortization	2,569,241	2,465,716	103,525
Deferred income taxes, tax credits, and non-current taxes accrued	1,006,609	436,334	570,275
Asset write-offs, impairments, and related charges (credits)	30,854	(24,641)	55,495
Pension settlement charge	—	319,675	(319,675)
Changes in working capital:			—
Receivables	(66,200)	(53,388)	(12,812)
Fuel inventory	37,853	19,772	18,081
Accounts payable	254,450	209,760	44,690
Taxes accrued	53,938	(8,611)	62,549
Interest accrued	61,755	27,337	34,418
Deferred fuel costs	(302,483)	(187,343)	(115,140)
Customer advances - current	626,979	257,461	369,518
Other working capital accounts	(306,653)	(92,018)	(214,635)
Changes in provisions for estimated losses	(8,737)	(29)	(8,708)
Changes in other regulatory assets	245,328	296,234	(50,906)
Changes in other regulatory liabilities	(1,717)	253,169	(254,886)
Change in customer advances - non-current	152,198	25,000	127,198
Changes in pension and other postretirement funded status	(278,365)	(452,212)	173,847
Other	(433,334)	(335,680)	(97,654)
Net cash flow provided by operating activities	5,443,427	4,503,607	939,820
INVESTING ACTIVITIES
Construction/capital expenditures	(8,277,046)	(5,537,356)	(2,739,690)
Allowance for equity funds used during construction	184,048	150,269	33,779
Nuclear fuel purchases	(315,093)	(264,679)	(50,414)
Payment for purchase of plant	(2,235)	(650,602)	648,367
Proceeds from sale of business and assets	858,588	—	858,588
Insurance proceeds received for property damages	—	7,907	(7,907)
Changes in securitization account	2,545	6,804	(4,259)
Payments to storm reserve escrow accounts	(13,213)	(17,169)	3,956
Receipts from storm reserve escrow accounts	2,781	44,525	(41,744)
Decrease (increase) in other investments	(131,789)	2,246	(134,035)
Litigation proceeds for reimbursement of spent nuclear fuel storage costs	—	85,958	(85,958)
Proceeds from nuclear decommissioning trust fund sales	2,091,135	2,680,565	(589,430)
Investment in nuclear decommissioning trust funds	(2,220,684)	(2,779,985)	559,301
Net cash flow used in investing activities	(7,820,963)	(6,271,517)	(1,549,446)
FINANCING ACTIVITIES
Proceeds from the issuance of:
Long-term debt	6,984,277	8,140,480	(1,156,203)
Treasury stock	20,573	152,695	(132,122)
Common stock	1,481,814	—	1,481,814
Retirement of long-term debt	(3,940,023)	(5,071,108)	1,131,085
Changes in commercial paper - net	52,369	(583,519)	635,888
Customer advances received for construction	1,694,017	702,603	991,414
Customer advances used for construction	(704,255)	(325,056)	(379,199)
Other	(26,505)	(12,366)	(14,139)
Dividends paid:			—
Common stock	(1,108,769)	(998,949)	(109,820)
Preferred stock	(18,319)	(18,319)	—
Net cash flow provided by financing activities	4,435,179	1,986,461	2,448,718
Net increase in cash and cash equivalents	2,057,643	218,551	1,839,092
Cash and cash equivalents at beginning of period	1,513,410	1,294,859	218,551
Cash and cash equivalents at end of period	$3,571,053	$1,513,410	$2,057,643

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid (received) during the period for:
Interest - net of amount capitalized	$1,199,154	$1,203,219	$(4,065)
Income taxes - net (includes production tax credit sale proceeds in 2025)	$(514,242)	$40,615	$(554,857)

Noncash investing activities:
Accrued construction expenditures	$800,027	$657,132	$142,895